Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Larry J. Miller Chairman, President and CEO 717-747-1500 lmiller@peoplesbanknet.com

PeoplesBank President Miller to Retire

Utz Named Successor

York, Pennsylvania (January 12, 2016) – PeoplesBank, A Codorus Valley Company (“PeoplesBank or Bank”), today announced that long-time President Larry J. Miller has announced his retirement as President and Chief Executive Officer of PeoplesBank, effective March 8, 2016, ending an incredible 35-year tenure as the top executive of the largest independent financial institution headquartered in York County, Pennsylvania. Upon his retirement, Mr. Miller will be named Executive Chairman of the Board of Directors of PeoplesBank and will continue to hold responsibilities for specific business lines and the philanthropic activities of the Bank. Mr. Miller will also continue in his current capacity as Chairman, President and Chief Executive Officer of Codorus Valley Bancorp, Inc. (NASDAQ: CVLY), the holding company for PeoplesBank and its related subsidiaries. With Codorus Valley, Mr. Miller is responsible for strategic initiatives and corporate governance.

In related news, the Bank announced that A. Dwight Utz will be named President, Chief Executive Officer, and a member of the Board of Directors of PeoplesBank effective upon Mr. Miller’s retirement. Mr. Utz currently serves as Executive Vice President and Chief Operating Officer of the Bank. As President and Chief Executive Officer, Mr. Utz will be responsible for developing and implementing PeoplesBank’s business strategy, oversight of its business operations, and fulfillment of its budgetary goals. Mr. Utz has an extensive background in the banking industry, having served as President and Chief Executive Officer of the former East Carolina Bank, and in various leadership roles with MidSouth Bank, PNC Bank, and the former Central Pennsylvania-based CCNB Bank. He is a graduate of the Central Pennsylvania College and the Stonier Graduate School of Banking. Mr. Utz and his wife, Debbye, reside in the York area.

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“We are delighted that, with Dwight, we have someone who has the experience and business acumen to lead PeoplesBank into the future,” said Mr. Miller. “Dwight’s extensive experience, not only in the financial services industry but also in the Central Pennsylvania region, bodes well for PeoplesBank and its continued success in the future.”

“PeoplesBank has experienced tremendous success under Larry’s leadership, having grown from $50 million in assets when he assumed the role as chief executive to $1.4 billion in assets and operations in two states today,” said Mr. Utz. “From the day he joined the Bank as a Management Trainee, his dedication to PeoplesBank and the community has been unmatched, and I look forward to his continued guidance and friendship as we position PeoplesBank for the future.”

PeoplesBank is a wholly-owned subsidiary of Codorus Valley Bancorp, Inc., the largest independent financial institution headquartered in York County with more than $1.4 billion in assets. PeoplesBank offers a full range of consumer, business, wealth management, and mortgage services at 24 financial centers conveniently located in communities throughout York and Cumberland Counties in Pennsylvania and in Baltimore, Harford, and Carroll Counties in Maryland. Codorus Valley Bancorp, Inc. stock is traded publicly on the NASDAQ Global Market under the symbol CVLY.

Forward-Looking Statements

Codorus Valley Bancorp, Inc. has made forward-looking statements in this press release. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “believes,” “expects,” “anticipates,” or similar expressions occur in this press release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this press release. Those factors include, but are not limited to: credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession, and government regulation and supervision. The Company undertakes no obligation to update or revise any forward-looking statements.

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